UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2005

Artesyn Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-4466	59-1205269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Glades Rd., Suite 500, Boca Raton, Florida	33434-4105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 451-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

 Entry into a Material Definitive Agreement.

On October 21, 2005, as further described below in Item 5.02, Artesyn Technologies, Inc. (the “Company”) appointed Gary R. Larsen as its Chief Financial Officer and Vice President – Finance.  Mr. Larsen had been serving as the Company’s interim Chief Financial Officer and Vice President – Finance since May 13, 2005.  Mr. Larsen’s appointment was announced within the Company and by a press release on October 27, 2005, a copy of which has been attached hereto as Exhibit 99.1.  Pursuant to his appointment, the Company entered into a severance agreement with Mr. Larsen (the “Larsen Severance Agreement”) in a form similar to the form of severance agreement entered into with several other key executives in August 2005 (a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q on August 8, 2005).  The Larsen Severance Agreement provides that if Mr. Larsen is terminated without “cause” or resigns for “good reason” (as both terms are defined in the Larsen Severance Agreement) within two years after the occurrence of a “change in control” (as defined in the Larsen Severance Agreement), he will be entitled to receive a lump sum payment equal to two times his annual base salary, as well as any base salary, vacation pay, expense reimbursements and other cash entitlements earned by him and otherwise payable as of the date of termination.  The Larsen Severance Agreement also provides that the severance provisions under paragraph 4 of the letter agreement (the “Letter Agreement”) between the Company and Mr. Larsen, dated July 13, 2005 (which was also filed as an exhibit to the Company’s Quarterly Report on Form 10-Q on August 8, 2005), are superseded by the provisions of the Larsen Severance Agreement.  Further, Mr. Larsen has agreed to be bound by confidentiality an d non-solicitation obligations under the terms of the Larsen Severance Agreement.

In addition, to address guidance from the Internal Revenue Service (“IRS”) that was released on September 29, 2005 regarding the application of certain nonqualified deferred compensation rules to severance pay arrangements, the Company has amended severance arrangements for three of its top executives and made other changes to conform certain provisions of those agreements with the arrangements provided to other key employees.

The Company amended and restated the employment agreement with Joseph M. O’Donnell, its President and Chief Executive Officer, effective October 21, 2005.  Mr. O’Donnell’s agreement, as in place prior to October 21, 2005, provided for payment of two times Mr. O’Donnell’s salary and maximum bonus opportunity, payable in installments over a period of two years following a non-renewal by the Company of the employment term, or a termination without “cause” or a resignation for “substantial breach” (as both terms are defined in that agreement).  Under recently-issued proposed regulations, these severance arrangements would be considered nonqualified deferred compensation subject to the requirements of Section 409A of the Internal Revenue Code, and potentially subject to excise taxes and certain income tax penalties and charges.  Accordingly, the Company amended Mr. O’Donnell’s employment agreement to provide for a lump sum payment of severance following a non-renewal by the Company, or a termination without cause or a resignation for substantial breach.  The lump sum payment arrangement will prevent the severance from being deemed to be deferred compensation subject to Section 409A of the Internal Revenue Code.

Similarly, the Company amended existing severance agreements for two key executives to respond to the Section 409A guidance from the IRS and to conform certain terms and definitions of those agreements with other severance arrangements recently provided to a group of its key employees and with each other.  Scott McCowan, President of the Company’s Communications Products segment, originally entered into a severance agreement with the Company on March 14, 2005.  His agreement was amended, effective October 21, 2005, to provide that, in addition to a sale or other change in control of the entire Company, a sale or other disposition of only the Communication Products segment now constitutes a “change in control”.  Under the terms of his amended agreement, if Mr. McCowan is terminated without “cause” or resigns with “good reason” (as defined in his agreement), he is entitled to a lump sum severance payment (rather than a payment over time) equal to one times his annual base salary plus his target bonus pro-rated for the year of termination, unless the termination or resignation occurs within one year following a change in control, in which case Mr. McCowan’s lump sum payment would equal two times his salary and pro-rated target bonus for the year.  The definition of “good reason” was also expanded to include relocating Mr. McCowan’s principal place of business.

Kenneth E. Blake, President - Marketing and Standard Products Group, originally entered into a severance agreement with the Company on July 1, 2001.  His agreement was amended, effective October 21, 2005, to make its terms consistent with Mr. McCowan’s agreement and, in certain instances, the severance agreements applicable to certain other key executives as described above.  Accordingly, under the terms of Mr. Blake’s amended agreement, he is entitled to a lump sum severance payment equal to one year’s base salary and a pro-rated portion of his full target bonus, if he is terminated without “cause” or resigns with “good reason” (as defined in the agreement), or two year’s base salary and two times the pro-rated portion of his full target bonus if such termination occurs within one year of a change in control of the Company or a sale or other disposition of its Power Conversion segment.  As with Mr. McCowan’s severance agreement, Mr. Blake has agreed to be bound by confidentiality, non-compete and non-solicitation obligations under the terms of his amended agreement.

Item 5.02.

  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As discussed above in item 1.01, Gary R. Larsen, the Company’s interim Chief Financial Officer and Vice President – Finance since May 13, 2005, has been appointed as the Company’s Chief Financial Officer and Vice President – Finance, effective as of October 21, 2005.  Mr. Larsen, 41, had served as Corporate Controller at the Company since May of 1999 prior to his appointment as interim Chief Financial Officer and Vice President – Finance.  Mr. Larsen started his career at KPMG Peat Marwick and prior to joining the Company worked at W.R. Grace & Co. for eleven years in various finance roles.

A discussion of the material terms and conditions of Mr. Larsen’s employment agreement is referenced above in Item 1.01.  In addition, as a result of his appointment as Chief Financial Officer and Vice President – Finance, Mr. Larsen is entitled to receive a bonus payment from the Company in the amount of $75,000.  A copy of the Press Release announcing Mr. Larsen’s appointment is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Artesyn Technologies, Inc. Press Release, dated October 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESYN TECHNOLOGIES, INC.

(Registrant)
Dated: October 27, 2005

	By:	/s/ Gary Larsen
	Name:	Gary Larsen
	Title:	Chief Financial Officer and Vice President – Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Artesyn Technologies, Inc. Press Release, dated October 27, 2005.